UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 28, 2005

Old Line Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50345	20-0154352
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2995 Crain Highway
Waldorf, Maryland	20601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301-645-0333

                             N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 SFR 240.14d-2 (b))

____	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4 (c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 28, 2005, Old Line Bank, a wholly owned subsidiary of Old Line Bancshares, Inc., entered into a Deed of Lease with Baltimore Boulevard Associates Limited Partnership for the lease of space at 9658 Baltimore Ave., College Park, MD 20740. Old Line Bancshares, Inc. has guaranteed Old Line Bank’s obligations under the Deed of Lease. Pursuant to the lease, Old Line Bank will lease approximately 1,268 square feet on the fourth floor of the building for a loan production office (referred to below as Premises A) and 1,916 square feet on the first floor of the building for a new branch office (referred to as Premises B). We anticipate that the lease for Premises A will commence on August 15, 2005 and the lease for Premises B will commence on January 1, 2008. Premises B is currently occupied by an existing branch of another financial institution. The following outlines additional terms of the Deed of Lease:

(a) Basic Rental	For Premises A: Payable in equal monthly installments of $2,525.00 subject to annual basic rental escalations.
For Premises B: Payable in equal monthly installments of $5,000 subject to annual basic rental escalations.

(b) Annual Basic Rental	For Premises A: $30,000
For Premises B: $60,000

(c) Annual Basic Rental Escalation	Three percent (3%) of the escalated Basic Rental then in effect.

(d) Lease Term and Commencement Date
For Premises A: 2 years and 6 months, commencing on the earlier of August 1, 2005 or the date Old Line Bank takes occupancy of the premises, but no event shall the date be prior to substantial completion of the landlord’s required improvements.

For Premises B: 10 years and 0 months, commencing the earlier of January 1, 2008 or the date Old Line Bank takes occupancy of the premises.

(e) Renewal Terms	For Premises B: Old Line Bank has the right to extend the term of the Lease for two (2) additional five year lease terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

August 3, 2005	By: /s/James W. Cornelsen
James W. Cornelsen, President

2